Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED ASBURY AUTOMOTIVE GROUP, INC.
KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

Asbury Automotive Group, Inc. (the “Company”) hereby adopts this Amendment No. 1 (this “Amendment”) to the Amended and Restated Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan (Effective January 1, 2004, Amended and Restated as of March 25, 2009) (the “Plan”), effective as of March 12, 2018 (the “Amendment Effective Date”). This Amendment will be effective as described herein.

WHEREAS, as a result of the Tax Cuts and Jobs Act (“TCJA”), beginning in the 2018 tax year, the performance-based compensation exemption under Section 162(m) of the Code has been repealed, effectively rendering all compensation (other than certain grandfathered compensation) paid by the Company in excess of $1,000,000 to covered officers (and former covered officers) non-deductible.

WHEREAS, it is the desire of the Company to amend the Plan, effective as of the Amendment Effective Date, to (1) modify certain references to the performance-based compensation exemption under Section 162(m) of the Code since it has been repealed by the TCJA for non-grandfathered compensation and is not applicable to future Awards made under the Plan and (2) make certain related changes to the Plan; and

WHEREAS, the Committee may amend the Plan for this purpose pursuant to Section 9 of the Plan without obtaining the approval of the Company’s shareholders.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Committee hereby amends the Plan as follows with respect to Awards made after such date:

I.
The last sentence of Section 1 of the Plan is hereby deleted in its entirety.
II.
The definitions of “Code”, “Committee” and “Performance Period” set forth in Section 2 of the Plan are hereby amended and restated in its entirety to read as follows:
“ “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.”
“ “Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors.”
“ “Performance Period” shall mean a full fiscal year of the Company or other period of time (which may be longer or shorter than a full fiscal year of the Company, to the extent consistent with Section 162(m) of the Code where applicable) determined by the Committee.”
III.
The first sentence of Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code where applicable) (the “Establishment Period”), the Committee shall select those Eligible Employees who shall participate in the Plan for such Performance Period.”
IV.
Section 6(c) of the Plan is hereby amended and restated in its entirety to read as follows:
“The Committee is authorized at any time during the Establishment Period, or any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable Performance Period (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.”
V.
The last sentence of Section 7(a) of the Plan is hereby amended and restated in its entirety to read as follows:
“In no event may a Participant receive any payment of any Award in excess of the limitation set forth in Section 4.”
VI.
The last sentence of Section 7(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“Subject to Section 6(c), in determining the actual size of an individual Award for a Performance Period, the Committee may, in its sole judgment, increase, reduce or eliminate the maximum Award payable to the Participant for the Performance Period, but may not increase the amount payable for any Award above the limitation set forth in Section 4.”
VII.
Section 8(d) of the Plan is hereby amended and restated in its entirety to read as follows:
“(d)    In no event shall any discretionary authority granted to the Committee by the Plan be used to increase an Award above the maximum amount payable under Section 4 of the Plan.”
VIII.
Except as amended by this Amendment, the Plan shall remain in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.